Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of United American Healthcare Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), we, John M. Fife, Chairman, President and Chief Executive Officer of the Company, and Robert Sullivan, Chief Financial Officer, Secretary and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   February 21, 2012
By: /s/ John M. Fife
John M. Fife
Chairman, President & Chief Executive Officer
(Principal Executive Officer)

By: /s/ Robert Sullivan
Robert Sullivan
Chief Financial Officer, Secretary & Treasury
(Principal Financial Officer)